Exhibit 99.2
Investor Relations — Press Release
Copano Energy to Present at the Merrill Lynch 2008 Global Energy Mid and Small Cap Conference
HOUSTON, Sept. 26/PRNewswire-FirstCall/ — Copano Energy, L.L.C. (Nasdaq: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the Merrill Lynch 2008 Global Energy Mid and Small Cap Conference to be held October 1 — 2, 2008 at the Merrill Lynch Conference and Client Center in New York City.
Copano Energy’s presentation will be webcast live on Thursday, October 2 at 3:35 p.m. Eastern Daylight Time and is expected to last approximately 25 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at http://www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.

Contacts:	Matt Assiff, SVP & CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-e.com Anne Pearson/ apearson@drg-e.com DRG&E / 713-529-6600
###